Exhibit 99.4

8 June 2026

Star Integratia Limited

62 Ubi Road 1

#06-03, Oxley Bizhub 2

Singapore 408734

Attention to: Ms. Lim Kiam Kiam

Dear Sirs,

1.	We have acted as Singapore legal advisers to All Best App Pte. Ltd., the wholly owned subsidiary and operating company of Star Integratia Limited (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the (a) the proposed initial public offering (the “Offering”) of (i) 4,166,667 Ordinary Shares (the “Shares”), par value of US$0.0001 per share, of the Company; (ii) up to 625,000 additional Shares, granted to the underwriter by the Company pursuant to an option, exercisable from time to time in whole or in part, as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission pursuant to the U.S. Securities Act of 1933, as amended, (the “Securities Act”) in relation to the Offering, and (b) the Company’s proposed listing (the “Listing”) of the Shares on the Nasdaq Capital Market.

2.	In connection with our opinion expressed below, we reviewed the results of the following searches conducted on All Best App Pte Ltd.: (a) the business profile search; (b) the composite litigation search; and (c) the company insolvency search and a judicial management search. As to matters of fact material to this opinion, we have relied upon statements, certificates, confirmations and other information set out in the Registration Statement and/or provided to us by officers and representatives of the Company and its subsidiaries, and we have not independently verified those factual matters except to the extent expressly stated in this opinion

3.	This opinion is being furnished to you on the basis of our understanding of Singapore laws as at the date of this opinion. This opinion does not cover any questions arising under or relating to any other laws. Our statements in this opinion are strictly limited to the matters stated in this letter and do not apply by implication to other matters

4.	This opinion is strictly limited to the matters stated in paragraph 6 of this opinion, do not extend to any other matters and is intended to be used in the context which is specifically referred to herein. In particular, this opinion does not relate to any additional documents or statements concerning the Registration Statement, the Company, the Offering or the Listing that may be made by any person or any other conduct that any person may engage in concerning the Registration Statement.

Chua & Partners LLP
28 Maxwell Road,
#04-21 Maxwell Chambers Suites,

Singapore 069120

chuapartners.com

Chua & Partners LLP (UEN/Registration No. T23LL0552L) is registered in Singapore under the Limited Liability Partnerships Act 2005 with limited liability. We do not accept service of court documents by fax.

This letter is for the addressee(s) only and may contain confidential information and/or may be subject to legal privilege. If you have received this letter in error, please contact us immediately.

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5.	Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Registration Statement under the captions “Risk Factors – Singapore”, “Regulations – Singapore” and “Enforceability of Civil Liabilities – Singapore”, insofar as such statements constitute summaries of Singapore legal matters, fairly summarise in all material aspects the Singapore legal matters described therein as of the date hereof.

6.	Based upon and subject to the foregoing, we are further of the opinion that the statements set forth in the Registration Statement under the caption “Taxation – Singapore Taxation”, insofar as such statements constitute summaries of Singapore legal matters, fairly summarise in all material aspects the Singapore legal matters described therein as of the date hereof and are accurate in all material aspects.

7.	We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the regulations promulgated thereunder.

8.	This opinion is rendered by us solely for the purpose of and in connection with the Registration Statement publicly submitted to the U.S. Securities and Exchange Commission on the date of this opinion, and save as provided herein, this opinion shall not be quoted nor shall a copy be given to any person (apart from the addressee) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by the U.S. Securities and Exchange Commission or any other regulatory agency. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement, and further consent to all references to us, if any, in the Registration Statement and any amendments thereto.

Yours faithfully

/s/ Chua & Partners LLP

Chua & Partners LLP

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